Exhibit (a)(1)(ii)
LETTER OF TRANSMITTAL FOR THE EXCHANGE OFFER FOR (BOOK ENTRY) METLIFE, INC. COMMON STOCK

Investor ID Number
The undersigned acknowledges receipt of the Offer to Exchange dated August 11, 2008 (the “Offer to Exchange”) of MetLife, Inc. (“MetLife”), a Delaware corporation, which together with this Letter of Transmittal, constitutes MetLife’s offer to exchange 29,243,539 shares of class B common stock, par value $0.01 per share (“RGA class B common stock”), of Reinsurance Group of America, Incorporated (“RGA”), a Missouri corporation, for outstanding shares of MetLife common stock, par value $0.01 per share (“MetLife common stock”), that are validly tendered and not properly withdrawn upon the terms and subject to the conditions set forth in the Offer to Exchange (the “Exchange Offer”).
This Letter of Transmittal is being sent to you since our records indicate that you hold shares of MetLife common stock in uncertificated form directly in MetLife’s share register.
I/we the undersigned, surrender to you for tendering the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side and have full authority to give the instructions in this Letter of Transmittal and warrant that the shares represented are free and clear of all liens, restrictions, adverse claims and encumbrances. I/we further acknowledge that all terms, conditions and instructions contained in the Instruction Booklet to this Letter of Transmittal are incorporated by reference into this Letter of Transmittal.
Please complete the reverse side if you would like to transfer ownership or request special mailing.

▲ PLEASE DETACH, EXECUTE AND RETURN THE ABOVE PORTION OF THIS FORM TO THE EXCHANGE AGENT, BNY MELLON SHAREOWNER SERVICES, IN THE ENVELOPE PROVIDED ▲
THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 11, 2008 ( THE “EXPIRATION DATE”) UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

 SUBSTITUTE FORM W-9 - Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)
‘   Special Issuance Instructions (Medallion Guarantee Required)
To be completed ONLY if shares of RGA class B common stock and a check for cash in lieu of fractional shares of RGA class B common stock payable in this Exchange Offer, if applicable, are to be credited in the name of someone other than the registered holder listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet.

Part 1 - PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
Part 2 — Under penalties of perjury. I certify that:
1.   The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.   I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.   I am a U.S. citizen or other U.S. person (including a U.S. resident alien).
	Name (Please Print First, Middle & Last Name) Address (Number and Street) (City, State & Zip Code) (Tax Identification Number)	(Title of Officer Signing this Guarantee) (Name of Guarantor - Please Print) (Address of Guarantor Firm)

’  Special Delivery Instructions
To be completed ONLY if shares of RGA class B common stock and a check for cash in lieu of fractional shares of RGA class B common stock payable in this Exchange Offer, if applicable, are to be sent to someone other than the registered holder listed on the front side of this Letter of Transmittal at an address other than that listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet. Mail shares and check to:

Name (Please Print First, Middle & Last Name)

Address      (Number and Street)

(City, State & Zip Code)

Signature Date

▲ PLEASE DETACH, EXECUTE AND RETURN THE ABOVE PORTION OF THIS FORM TO THE EXCHANGE AGENT, BNY MELLON SHAREOWNER SERVICES, IN THE ENVELOPE PROVIDED ▲
     INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

Œ	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

	If you are tendering all your shares, please check this box only.

Ž	If you are tendering some of your shares, please check the box and indicate the number of shares you wish to tender.


If you are a direct or beneficial owner of less than 100 shares of MetLife common stock and are tendering all your shares, check this box. See Instruction 7 in the Instruction Booklet to this Letter of Transmittal for further details.

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PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER if you are a U.S. person. If the Taxpayer Identification Number on the front side of this Letter of Transmittal is incorrect or blank, write the corrected number above in Box 5 and sign to certify. If you have not been issued a TIN and have applied for one or intend to apply for one in the near future, write “Applied For” in the space provided for the TIN in Part 1 and sign and date the Substitute Form W-9. Please note that BNY Mellon Shareowner Services will withhold 28% of payments of cash in lieu of fractional shares of RGA class B common stock as required by the IRS if you fail to provide a correct Taxpayer Identification Number or the proper certification. If you are a non-U.S. person, please complete and return an appropriate Form W-8 to avoid backup withholding on payments of cash in lieu of fractional shares of RGA class B common stock. Withholding will not apply to any shares of RGA class B common stock payable in the Exchange Offer. For additional instructions on completing the Substitute Form W-9, see the “Backup Withholding” (Instruction 10) and the “Important U.S. Federal Tax Information” section of the Instruction Booklet to this Letter of Transmittal.

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If you want your shares of RGA class B common stock and check for cash in lieu of fractional shares to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed. If you complete Box 6 (Special Issuance Instructions (Medallion Guarantee Required)), the individual listed as the transferee is required to execute the substitute Form W-9 in Box 5 in order to eliminate any withholding.

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Complete Box 7 only if your shares of RGA class B common stock and check for cash in lieu of fractional shares are to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT D. F. KING & CO., INC. THE INFORMATION AGENT FOR THE EXCHANGE:

By Telephone:
Banks and brokers only call:	212-269-5550 (Collect)
All other shareholders call toll free:	800-825-0898
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Actions Department	Attn: Corporate Actions Department, 27th Floor
P.O. Box 3352	Newport Office Center VII
South Hackensack, New Jersey 07606-3352	480 Washington Boulevard
Jersey City, New Jersey 07310-2053